EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders of GL Energy and Exploration Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GL Energy and Exploration Inc. (the "Company") of our report dated February 13, 2001 (except as to note 6, paragraph 3 which is dated April 24, 2001), which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

/s/  SIMON KROWITZ BOLIN & ASSOCIATES, PA

SIMON KROWITZ BOLIN & ASSOCIATES, PA

Rockville, Maryland
August 9, 2002